EXHIBIT 4.4

PHARMASSET, INC.

1998 STOCK PLAN (as amended in 2006)

1. Purpose. The purpose of the Pharmasset, Inc. 1998 Stock Plan (the “Plan”) is to provide an incentive to officers, directors, employees and independent contractors of Pharmasset, Inc. and its subsidiaries (collectively, the “Company”) and to other persons providing significant services to the Company. As used in the Plan, the term “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the term “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

2. Types of Grants. The Plan Committee may, from time to time, take the following action, separately or in combination, under the Plan:

(a) grant incentive stock options, as defined in Section 422 of the Code, as provided in Section 6 hereof;

(b) grant nonqualified stock options as provided in Section 7 hereof;

(c) grant stock awards as provided in Section 8 hereof;

(d) sell shares as provided in Section 9 hereof; or

(e) grant stock appreciation rights as provided in Section 10 hereof.

3. Eligibility. Officers, directors, employees and independent contractors of the Company shall be eligible to receive awards under the Plan, except that only those that are full-time employees of the Company may receive incentive stock options. If and to the extent any state and/or federal securities laws, rulings or regulations limit the eligible participants to employees of the Company or otherwise limit the eligible participants, then the eligible participants in such jurisdiction shall be so limited under this Plan.

Pharmasset, Inc. 1998 Stock Plan

4. Administration. The Plan shall be administered by an Executive Committee of the Board of Pharmasset, Ltd. (the Executive Committee being hereinafter referred to as either the “Plan Committee” or the “Board”). The Plan Committee shall determine the meaning and application of the provisions of the Plan and all option and stock appreciation right agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Plan Committee shall have the sole authority to determine: (a) the persons to whom grants shall be made; (b) the amount and nature of the grants; (c) the price to be paid for the Stock upon the exercise of each option; (d) the period within which each option or stock appreciation right shall be exercised and, with the consent of the holder, any extensions of such period (provided, however, that the original period and all extensions shall not exceed the maximum period permissible under the Plan); and (e) the other terms and conditions of the grants.

5. Stock Subject to Plan. The Company shall reserve for issuance under the Plan 5,275,522 shares of Common Stock of Pharmasset, Ltd. (“Stock”) or the number of shares of Stock, which, in accordance with the provisions of Section 14 hereof, shall be substituted therefor. If an option or stock appreciation right granted under the Plan shall expire or terminate for any reason without having been exercised in full, shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

6. Incentive Stock Options. It is intended that options granted pursuant to this Section 6 qualify as incentive stock options as defined in Section 422 of the Code. Incentive stock options shall be granted only to employees of the Company. Each stock option agreement evidencing an incentive stock option shall provide that the option is subject to the following

Pharmasset, Inc. 1998 Stock Plan

terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case. Such additional terms and conditions may include, without limitation, restrictions concerning transferability, voting, repurchase by the Company and forfeiture of non-vested options or shares of Stock:

(a) Incentive Stock Option Price. The price to be paid for each share of Stock upon the exercise of each incentive stock option shall be determined by the Plan Committee at the time the option is granted, but shall in no event be less than 100% of the fair market value of the shares on the date the option is granted, or not less than 110% of the fair market value of such shares on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries. As used in this Plan the term “date the option is granted” means the date on which the Plan Committee authorizes the grant of an option hereunder or any later date specified by the Plan Committee. Fair market value of the shares shall be (i) the mean of the high and low prices of shares of Stock sold on the New York, American Stock Exchange or the NASDAQ National Market System on the date the option is granted (or if there was no sale on such date, the highest asked price for the Stock on such date), or (ii) if the Stock is not listed on either of those exchanges on the date the option is granted, the mean between the “bid” and “asked” prices of the Stock in the National Over-the-Counter Market on the date the option is granted, or (iii) if the Stock is not traded in any market, the price determined by the Plan Committee to be fair market value, based upon such evidence as it may deem necessary or desirable.

(b) Period of Incentive Stock Option and Exercise. The period or periods within which an incentive stock option may be exercised shall be determined by the Plan

Pharmasset, Inc. 1998 Stock Plan

Committee at the time the option is granted, but in no event shall any option granted hereunder be exercised more than ten years from the date the option was granted nor more than five years from the date the option was granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

(c) Payment for Stock. The option exercise price for each share of Stock purchased under an incentive stock option shall be paid in full at the time of purchase. Except as may be otherwise determined by the Plan Committee under Section 16 below to satisfy tax withholdings, the Plan Committee may provide that the option price be payable, at the election of the holder of the option and with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Stock (on a “net exercise” basis or otherwise), such Stock to be valued for such purpose at its fair market value on the date on which the option is exercised. No share of Stock shall be issued upon exercise until full payment therefor has been made, and no optionee shall have any rights as an owner of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

(d) Limitation on Amount Becoming Exercisable in Any One Calendar Year. Subject to the overall limitations of Section 5 hereof (relating to the aggregate shares subject to the Plan), the aggregate fair market value (determined as of the time the option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) shall not exceed $100,000.

7. Nonqualified Stock Options. Each nonqualified stock option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is

Pharmasset, Inc. 1998 Stock Plan

granted and the Company. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case. Such additional terms and conditions may include, without limitation, restrictions concerning transferability, voting, repurchase by the Company and forfeiture of non-vested options or shares of Stock:

(a) Nonqualified Stock Option Price. The price to be paid for each share of Stock upon the exercise of a nonqualified stock option shall be determined by the Plan Committee at the time the option is granted. As used in this Plan, the term “date the option is granted” means the date on which the Plan Committee authorizes the grant of an option hereunder or any later date specified by the Plan Committee. To the extent that the fair market value of Stock is relevant to the pricing of the option by the Plan Committee, fair market value of the Stock shall be determined as set forth in Section 6(a) hereof.

(b) Period of Nonqualified Stock Option and Exercise. The period or periods within which a nonqualified stock option may be exercised shall be determined by the Plan Committee at the time the option is granted, but in no event shall such period exceed 10 years from the date the option is granted.

(c) Payment for Stock. The nonqualified stock option exercise price for Stock purchased under an option shall be paid in full at the time of purchase. Except as may be otherwise determined by the Plan Committee under Section 16 below to satisfy tax withholdings, the Plan Committee may provide that the option exercise price be payable at the election of the holder of the option, with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Stock (i.e., on a “net exercise” or “cashless exercise” basis or otherwise), such Stock to be valued for such purpose at its fair market value on the date on

Pharmasset, Inc. 1998 Stock Plan

which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no optionee shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

8. Stock Awards. The Plan Committee may award Stock under the Plan as stock bonuses. Stock awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Plan Committee. The restrictions may include restrictions concerning transferability, voting, repurchase by the Company and forfeiture of the shares of Stock awarded, together with such other restrictions as may be determined by the Plan Committee. If shares of Stock are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares of Stock shall be retained by the Company until the shares of Stock are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Plan Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Plan Committee. The certificates representing the shares awarded shall bear any legends required by the Plan Committee. Unless otherwise determined by the Plan Committee, shares awarded as a stock bonus to an officer or director may not be sold until six months after the date of the award. Upon the issuance of a stock award, the number of shares of Stock reserved for issuance under the Plan shall be reduced by the number of shares of Stock issued.

9. Sale of Stock. The Plan Committee may issue Stock under the Plan for such consideration (including promissory notes and services) as determined by the Plan Committee. Stock issued under the Plan shall be subject to the terms, conditions and restrictions determined

Pharmasset, Inc. 1998 Stock Plan

by the Plan Committee. The restrictions may include restrictions concerning transferability, voting, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Plan Committee. If shares of Stock are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares of Stock shall be retained by the Company until the shares of Stock are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Stock issued pursuant to this Section 8 shall be subject to a purchase or subscription agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Plan Committee. The certificates representing the shares of Stock shall bear any legends required by the Plan Committee. In the event the Company has registered any class of any equity security pursuant to Section 12 of the Exchange Act, then unless otherwise determined by the Plan Committee, shares of Stock issued under this Section 9 to an officer or director may not be sold until six months after the shares are issued. Upon the issuance of Stock under this Section 9, the number of shares of Stock reserved for issuance under the Plan shall be reduced by the number of shares of Stock issued.

10. Stock Appreciation Rights.

(a) Grant. Stock appreciation rights may be granted under the Plan by the Plan Committee, subject to such rules, terms, and conditions as the Plan Committee prescribes.

Pharmasset, Inc. 1998 Stock Plan

(b) Exercise.

(i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal to the value of the excess of the fair market value on the date of exercise of one share of Stock over its fair market value on the date of grant multiplied by the number of shares covered by the stock appreciation right, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Stock valued at fair market value, in cash, or partly in Stock and partly in cash, all as determined by the Plan Committee.

(ii) A stock appreciation right shall be exercisable only at the time or times established by the Plan Committee. In the event the Company has registered any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”), unless otherwise determined by the Plan Committee, no stock appreciation right granted to an officer or director may be exercised during the first six months following the date it is granted.

(iii) For purposes of this Section 10, the fair market value of the Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in Section 6(a).

(iv) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Plan Committee shall determine, the number of shares may be rounded downward to the next whole share.

Pharmasset, Inc. 1998 Stock Plan

(v) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Stock reserved for issuance under the Plan.

11. Nontransferability. The options and stock appreciation rights granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution of the state or county of the holder’s domicile at the time of death, or, except in the case of incentive stock options, pursuant to a qualified domestic relations order defined under the Code or Title I of the Employee Retirement Income Security Act, and shall be exercisable during the holder’s lifetime only by him (or, except with respect to incentive stock options, in the case of a transfer pursuant to a qualified domestic relations order, by the transferee under such qualified domestic relations order) and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

12. Termination of Employment or Other Relationship. Upon termination of the holder’s employment or other relationship with the Company, except to the extent and terms and provisions of the holder’s agreement or agreements with the Company are more restrictive than those set forth below, his rights to exercise options or stock appreciation rights, as the case may be, then held by him shall be only as follows (in no case do the time periods referred to below extend the term specified in any option or stock appreciation right, as the case may be):

(a) Death or Disability. Upon the death of a holder of an option or stock appreciation right, any option or stock appreciation right which he holds may be exercised (to the extent exercisable at his death), unless it otherwise expires, within such period after the date of his death (not to exceed twelve (12) months) as the Plan Committee shall prescribe in his

Pharmasset, Inc. 1998 Stock Plan

option or stock appreciation right agreement, by the employee’s representative or by the person entitled thereto under his will or the laws of intestate succession. Upon the disability (within the meaning of Section 22(e)(3) of the Code) of an employee, any option or stock appreciation right which he holds may be exercised (to the extent exercisable as of the date of disability), unless it otherwise expires, within such period after disability (not to exceed twelve (12) months) as the Plan Committee shall prescribe in his option or stock appreciation right agreement.

(b) Retirement. Upon the retirement of an officer, director or employee or the cessation of services provided by a nonemployee (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Plan Committee), an option or stock appreciation right may be exercised (to the extent exercisable at the date of such termination or cessation) by him within such period after the date of his retirement or cessation of services (not to exceed three (3) months) as the Plan Committee shall prescribe in his option or stock appreciation right agreement.

(c) Other Termination. In the event an officer, director or employee ceases to serve as an officer or director or leaves the employ of the Company or a nonemployee ceases to provide services to the Company for any reason other than as set forth in (a) and (b), above, any option or stock appreciation right which he holds shall terminate at (i) the earlier of 30 days after the date (A) his employment terminates, or (B) he ceases providing services to the Company or the date he receives written notice that his employment or rendering of services is or will be terminated, or (ii) such later date as determined by the Plan Committee not to exceed the maximum period under Section 6(b) hereof with respect to incentive stock options. The foregoing shall not extend any option or stock appreciation right beyond the term specified

Pharmasset, Inc. 1998 Stock Plan

therein and such option or stock appreciation right shall be exercisable only to the extent exercisable at the date of termination of employment or cessation of services.

(d) Plan Committee Discretion. The Plan Committee may in its sole discretion accelerate the exercisability of any or all options or stock appreciation rights upon termination of employment or cessation of services. The Plan Committee may in its sole discretion permit the holder of incentive stock options in whole or in part to convert such options into nonqualified stock options prior to expiration of the incentive stock options.

13. Discretionary Acceleration on Merger or Sale of the Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, an option or stock appreciation right granted under the Plan will, in the discretion of the Plan Committee, if so authorized by the Board of Directors and conditioned upon consummation of such disposition of assets or stock, become immediately exercisable in full during the period commencing as of the date of the execution of such agreement and ending as of the earlier of the stated termination date of the option or stock appreciation right or the date on which the disposition of assets or stock contemplated by the agreement is consummated.

Pharmasset, Inc. 1998 Stock Plan

14. Adjustment of Shares; Termination of Options.

(a) Adjustment of Shares. In the event of changes in the outstanding Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Plan Committee), an appropriate adjustment shall be made by the Plan Committee in the number of shares reserved under the Plan, in the number of shares set forth in Section 5 hereof, in the number of shares and the option price per share specified in any stock option agreement with respect to any unpurchased shares and in the number of and exercise price for stock appreciation rights. The determination of the Plan Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Plan Committee. The Plan Committee shall give prompt notice to all holders of options and stock appreciation rights of any adjustment pursuant to this Section.

(b) Termination of Options and Stock Appreciation Rights on Merger; Sale or Liquidation of Company. Notwithstanding anything to the contrary in this Plan, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Plan Committee) or in the event of the liquidation or dissolution of the Company, all options and stock appreciation rights granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation, or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such options and stock appreciation rights by the continuing or surviving corporation.

15. Securities Law Requirements. The Company’s obligation to issue shares of its Stock upon exercise of an option or stock appreciation right, upon the grant of Stock awards, or

Pharmasset, Inc. 1998 Stock Plan

upon the sale of Stock is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the optionee or the recipient, as the case may be (or his legal representative, heir or legatee, as the case may be), in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

16. Tax Withholding. As a condition to exercise of an option or stock appreciation right or otherwise, the award of a Stock bonus or the sale of shares of Stock, the Company may require the holder to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an option or stock appreciation right granted hereunder. At the discretion of the Plan Committee and upon the request of an optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Stock otherwise issuable to the holder upon the exercise of an option or stock appreciation right.

17. Amendment. The Board of Directors may amend the Plan at any time, except that:

(a) The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 14(a) hereof without shareholder approval;

Pharmasset, Inc. 1998 Stock Plan

(b) The option price per share of Stock subject to incentive options may not be fixed at less than 100% of the fair market value of a share of Stock on the date the option is granted;

(c) The expiration date of this Plan may not be extended;

(d) The maximum period of ten (10) years during which the options and stock appreciation rights may be exercised may not be extended;

(e) The class of persons eligible to receive grants under the Plan as set forth in Section 3 shall not be changed without shareholder approval; and

(f) The benefits accruing to participants under this Plan may not be materially increased.

Except as otherwise provided in this Plan, in no event may action by the Board or shareholders to amend this Plan alter or impair the rights of a then existing grantee, without his consent, under any stock option, award or right previously granted to him hereunder.

18. Effective Date. This Plan became effective on December 21, 1998, the date on which the Board of Directors of the Company adopted and approved this Plan. No Incentive Stock Options shall be granted under this Plan unless the stockholders of the Company approve this Plan within 12 months of its adoption by the Board of Directors.

19. Termination. The Plan shall terminate automatically as of the close of business on the day preceding the 10th anniversary date of its adoption by the Board of Directors or earlier by resolution of the Board of Directors or upon consummation of the disposition of capital stock or assets of the Company, as described in Sections 12 and 13(b) hereof. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option or stock appreciation right agreement outstanding at the date of such termination.

Pharmasset, Inc. 1998 Stock Plan

20. Stock Option, Stock Appreciation Rights and Purchase Agreements. Each option and stock appreciation right granted and each Stock award or sale of shares of Stock under the Plan shall be evidenced by a written agreement (“Agreement”) executed by the Company and accepted by the holder, which (i) shall contain each of the provisions and agreements herein specifically required to be contained therein, (ii) if applicable, shall indicate whether such option is to be an incentive stock option or a nonqualified stock option, and if it is to be an incentive stock option, such Agreement shall contain terms and conditions permitting such option to qualify for treatment as an incentive stock option under Section 422 of the Code (by reference to the Plan or otherwise), (iii) if applicable, shall indicate whether the stock appreciation right is granted in connection with an option, (iv) may contain the agreement of the holder to remain in the employ of, and/or to render services to, the Company for a period of time to be determined by the Plan Committee, and (v) may contain such other terms and conditions as the Plan Committee deems desirable and which are not inconsistent with the Plan.

21. No Right to Employment. Nothing in this Plan or in any grant hereunder shall confer upon any recipient any right to continue in the employ of the Company or to continue to perform services for the Company, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate any officer, director, employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.